EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Ajia Innogroup Holdings Ltd. (the “Company”) on Form 10-Q for the period ended March 31, 2022 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Wai Hing (Samuel) Lai, Chief Financial Officer (Principal Financial Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of Section 13a-14(b) or 15d-14(b) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mr. Wai Hing (Samuel) Lai
Mr. Wai Hing (Samuel) Lai
Chief Financial Officer (Principal Financial Officer)

Date: May 23, 2022